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                                                                   Exhibit 10-1

                              EMPLOYMENT AGREEMENT

                                       FOR

                                 JOHN W. STUART

                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the first day of February, 1997, between ON STAGE ENTERTAINMENT CORPORATION, INC., a Nevada Corporation formally known as LEGENDS IN CONCERT, INC., (the "Company"), and JOHN STUART, an individual ("Stuart").

                                    RECITALS

                  WHEREAS, Stuart is the creator and founder of the Company and is the producer of the world-famous Legends in Concert; and

                  WHEREAS, the Company is preparing to become a publicly traded entity in order to increase its capitalization to fund expanded shows worldwide, and this Agreement is undertaken to help facilitate such a public offering; and

                  WHEREAS, the Company desires to be assured of the ongoing long-term association and services of Stuart for the Company; and

                  WHEREAS, Stuart agrees to be employed by the Company, and the Company is willing to employ Stuart, upon the terms, covenants and conditions hereinafter set forth; and

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Stuart agree as follows:

                                    AGREEMENT

                  1. RECITALS. The above-listed Recitals are incorporated into this Agreement in their entirety and expressly made a part hereof.

                  2. POSITION AND TITLE. The Company agrees to employ Stuart in the position of Chairman of the Board and Chief Executive Officer, with authority specified by the Board of Directors.

                  3. TERM AND TERMINATION.

                           (a) Term of Employment. Stuart's employment shall be
for a period of three years and four months commencing on the date of this Agreement and ending on May 31, 2000, unless another date is agreed to in writing by the parties.


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                           (b) Causes for Termination. The Company shall have
the right to terminate this Agreement and Stuart's employment at any time for Cause. "Cause" for termination shall include: (1) Stuart's material breach of this Agreement; (2) conduct materially injurious to the Company; (3) fraud, theft, embezzlement, misappropriation or similar activity; (4) conviction or pleading guilty or no contest to any criminal offense, excluding minor offenses such as traffic offenses; or (5) gross neglect of employment duties. However, if the cause for termination is one of the reasons listed in (1), (2) or (5) above, prior to terminating Stuart, the Company shall first notify Stuart in writing of his offense and afford him 30 days to correct the problem. If Stuart has failed to correct the situation to the reasonable satisfaction of the Board of Directors within 30 days of such notification, the Company may terminate Stuart's employment.

                           (c) Severance Pay. The Company shall have the right
to terminate this Agreement and Stuart's employment at any time without cause, provided that the Company shall pay Stuart a lump sum payment (without mitigation for subsequent employment) on the date of such termination in an amount equal to one (1) year's Base Salary, car allowance and insurance allowance plus reimburse Stuart for any accrued but unused vacation days as of the date of Stuart's termination ("Severance Pay").

                           (d) Termination by Stuart. If, prior to an initial
public offering by the Company, there shall be a change in voting control of the Company not caused by the sale of Stuart personal shares, then Stuart shall have the right to terminate this Agreement and Stuart's employment at any time without cause, and the Company shall pay Stuart the Severance Pay in a lump sum payment (without mitigation for subsequent employment) on the date of such termination.

                  5. COMPENSATION.

                           (a) Salary. As compensation for his services, Stuart
will receive $250,000 per annum (the "Base Salary"), payable in equal bi-monthly installments. Stuart's annual Base Salary shall be increased by ten percent (10%) of the previous year's Base Salary, contingent upon Stuart meeting reasonable financial performance goals agreed to by the Board of Directors and Stuart.

                           (b) Vacation. Stuart shall be eligible for 20 days of
paid vacation benefits each employment year, accrued on a pro rata basis.

                           (c) Insurance. The Company will reimburse Stuart for
the reasonable actual cost of his full family medical and dental policy now in effect, or the equivalent, plus life and disability insurance, up to a cap of $600 per month until such time as the Company establishes its own similar medical, dental, life and disability insurance plans, at which time the Company will provide the same to Stuart at no cost to him.

                           (d) Car Allowance. Stuart shall be paid a car
allowance of $1,500 per month.

                           (e) Cellular Telephone and Pager. The Company will
reimburse Stuart for a cellular telephone, a cellular car telephone, and a

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pager, together with all business related cellular telephone calls and for standard monthly cellular telephone fees.

                           (f) Home Office. The Company will reimburse Stuart
for his reasonable actual out-of-pocket costs associated with Stuart keeping an office at his home, including, but not limited to, a fax machine, a computer, computer software, a copy machine and all office supplies and fax and phone toll charges reasonably related to maintaining this office.

                           (g) Expense Reimbursement. The Company shall
reimburse Stuart for those expenses incurred by him in connection with the performance of his duties on behalf of the Company that are in accordance with the Company's expense reimbursement procedures currently in place; provided, that such expenses are reasonable for an executive of Stuart's status and are appropriately documented.

                  6. CONFIDENTIAL INFORMATION. Stuart acknowledges that during his employment by the Company he will have access to various trade secrets and other proprietary and confidential information. Stuart agrees as a material condition of this Agreement to execute a confidentiality and non-competition agreement in the form of the attached Exhibit A, immediately subsequent to the signing of this Agreement.

                  7. ARBITRATION. Any disputes between Stuart and the Company arising out of this agreement or Stuart's employment by the Company including but not limited to alleged violations of federal, state and/or local statutes (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, handicap or disability; and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy or any other alleged violation of Stuart's statutory, contractual or common law rights (and including claims against the Company's officers, directors, employees or agents), which Stuart and the Company or other party are unable to resolve through direct discussion, regardless of the kind or type of dispute (excluding claims for workers' compensation, unemployment insurance and any solely monetary dispute within the jurisdiction of small claims court) shall be decided exclusively by conclusive and binding arbitration in the State of Nevada in accordance with the American Arbitration Association's ("AAA") Employment Dispute Resolution Rules (the "Rules"). Except for those claims specifically excluded from coverage under this arbitration provision, Stuart and the Company hereby waive the right to pursue any claims, including but not limited to employment termination-related claims, through civil litigation outside the arbitration procedures of this provision, unless otherwise required by law. Stuart and the Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this paragraph. Each party shall have the right to take depositions, make requests for production of documents to any person or entity, and to subpoena witnesses and documents for the arbitration. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. The arbitrator shall be selected by agreement between Stuart and the Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the Rules. Each party shall pay its own expenses for the arbitration and the fee and expenses of the arbitrator shall be shared equally.

                  8. ENTIRE AGREEMENT.This agreement contains the entire understanding between Stuart and the Company and it supersedes any prior oral or

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written agreements and understandings between them. This agreement may be modified only in writing signed by both parties.

                  9. SEVERABILITY. If a court of competent jurisdiction holds that any provision of this agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

                  10. NOTICES.

                           (a) Any notice under this agreement given by the
Company to Stuart shall be personally delivered to him or sent by certified mail to his most recent home address as shown in the Company's records.

                           (b) Any notice by Stuart to the Company shall be sent
by certified mail to the following address:

                                    On Stage Entertainment, Inc.
                                    4625 West Nevso Drive
                                    Las Vegas, Nevada 89103
                                    Attn: Christopher R. Grobl

                           (c) Any notice sent by certified mail shall be
effective when mailed.

                  11. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Nevada without reference to the principles governing conflict of laws applicable in that or any other jurisdiction.

Dated: February 1, 1997           /s/ John W. Stuart
                                  -------------------------------
                                  By:  John W. Stuart

Dated: February 1, 1997           /s/ David Hope
                                  -------------------------------
                                  David Hope
                                  President
                                  On Stage Entertainment, Inc.


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